(Letterhead of Branden T. Burningham, Esq.)


June 9, 2003



John B. Bates
275 Midway Lane
Oak Ridge, TN  37830

Mark Meriwether
3046 E. Brighton Place
Salt Lake City, Utah  84121

Leonard W. Burningham, Esq.
455 East 500 South, #205
Salt Lake City, Utah 84111

David E. Nelson
455 East 500 South, #201
Salt Lake City, Utah  84111

M. E. Dancy
455 East 500 South, #201
Salt Lake City, Utah  84111

Re: Issuance of compensatory shares of common stock of Oak Ridge Micro-Energy, Inc., a Colorado corporation (the "Company"), to
          John B. Bates, Mark Meriwether, Leonard W. Burningham, Esq., David
          E. Nelson and M. E. Dancy consultants, to be registered on Form S-8 of the Securities and Exchange Commission

Gentlemen:

     I represent the Company in connection with the foregoing and have been engaged to prepare a Registration Statement on Form S-8 of the Securities and Exchange Commission for the registration of the securities to be issued to you under a written Compensation Agreement, written Employment Agreements and a written Engagement Letter to be prepared by this office, copies of which are attached hereto.

     Everyone involved is aware that I am the son of Leonard W.
Burningham, Esq.   I have prepared a brief Memorandum of the most recent
amendments of the Securities and Exchange Commission to this Form S-8, and have enclosed a copy thereof for your review.

     Please review this Memorandum and if true and correct, sign the enclosed representation letter I have prepared based upon our discussions.

     Copies of the Company's 10-KSB Annual Report for the year ended
December 31, 2002, and all other reports filed by the Company with the Securities and Exchange Commission for the past twelve months can be accessed on the website of the Securities and Exchange Commission at www.sec.gov in the Edgar Archives. If you do not have access to a computer and the internet, please advise me in writing and copies will be provided to you.

     Thank you very much.

     Yours very sincerely,

     /s/ Branden T. Burningham

BTB/sr
Enclosures
cc:  Oak Ridge Micro-Energy, Inc.